PARLUX
FRAGRANCES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 701645 10 3

THIS IS TO CERTIFY THAT

IS THE OWNER OF

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF ONE CENT ($.01) EACH OF

PARLUX FRAGRANCES, INC.

(hereinafter called the "Corporation") transferable on the books of the Corporation by said owner in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto, copies of which are on file at the office of the Transfer Agent, and the holder hereof, by acceptance of this certificate, consents to and agrees to be bound by all of said provisions. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness, the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:

SECRETARY

PARLUX FRAGRANCES, INC. CORPORATE SEAL 1984 DELAWARE

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED
AMERICAN STOCK TRANSFER COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: DENISE LITTLE 931-490-1706	PRODUCTION COORDINATOR: DENISE LITTLE 931-490-1706 PROOF OF: JULY 7, 2009 PARLUX FRAGRANCES, INC. TSB 32737 FC OPERATOR: AP NEW

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